CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm under the captions “Financial Highlights” in the Prospectus and “Independent Registered Public Accounting Firm” and “Financial Statements” in the Statement of Additional Information and to the incorporation by reference of our report dated November 22, 2017 on the financial statements and financial highlights of Touchstone Funds Group Trust (comprising, respectively, the Touchstone Active Bond Fund, Touchstone High Yield Fund, Touchstone Emerging Markets Small Cap Fund, Touchstone Arbitrage Fund, Touchstone Mid Cap Fund, Touchstone Mid Cap Value Fund, Touchstone Premium Yield Equity Fund, Touchstone Sands Capital Select Growth Fund, Touchstone Small Cap Fund, Touchstone Small Cap Value Fund, Touchstone Total Return Bond Fund, Touchstone Ultra Short Duration Fixed Income Fund, and Touchstone Merger Arbitrage Fund), included in the Annual Report to Shareholders for the fiscal year ended September 30, 2017, in Post-Effective Amendment Number 94 to the Registration Statement under the Securities Act of 1933 (Form N-1A, No. 033-70958), filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Cincinnati, Ohio
January 25, 2018